SE Financial Corp.

                                                          FOR IMMEDIATE RELEASE
                                                          Contact: Pamela M. Cyr
                                                               President and CEO
                                                                  (215) 468-1700

                               SE FINANCIAL CORP.
                      ANNOUNCES THIRD QUARTER 2006 RESULTS


         Philadelphia, Pennsylvania, September 1, 2006 - SE Financial Corp. (OTCBB: SEFL) (the "Company"), the holding company for St. Edmond's Federal Savings Bank, announced a net loss of $23.4 thousand for the three months ended July 31, 2006 as compared to net income of $89.2 thousand for the same period last year. For the nine months ended July 31, 2006, the Company had a net loss of $113.9 thousand compared to net income of $564.5 thousand for the nine months ended July 31, 2005.

         Commenting on the results for the quarter, Pam Cyr, President and CEO, stated, "During the quarter, the Bank experienced record deposit growth as our two new Neighborhood Banking Offices in Roxborough (opened December 2005) and Ardmore, PA (opened February 2006) were off to a strong start. The expansion of our geographic footprint combined with an enhanced menu of products and services better position the Bank to develop and expand customer relationships. Although pricing pressure, the current yield curve, and the repricing of interest-bearing liabilities may continue to impact earnings in the near term, we believe our Shareholders will benefit from a sustained focus on expanding the deposit base and growing the loan portfolio. During the quarter we continued to execute on several key strategic initiatives, including:

o Total loan growth of $8.8 million, or 8.8%, for the quarter and $23.8 million, or 28.2% year to date.

o Total deposit growth of $11.2 million, or 9.4%, for the quarter and $43.1 million or 49.4% year to date. Our newest Neighborhood Banking Offices in Ardmore and Roxborough grew to over $11 million and $18 million respectively.

o On August 15, 2006, the Board of Directors declared a cash dividend of $.03 per share.

                            LINKED QUARTER HIGHLIGHTS
                             (Dollars in Thousands)

--------------------------------------------------------------------------------------------------------------
                               QTR 7/31/06       QTR 4/30/06      Increase (Decrease)    % Increase (Decrease)
--------------------------------------------------------------------------------------------------------------
Total Assets                       171,964           164,954             7,010                   4.25%
--------------------------------------------------------------------------------------------------------------
Investment Securities               47,853            49,447            (1,594)                 (3.22%)
--------------------------------------------------------------------------------------------------------------
Loans                              108,446            99,664             8,782                   8.81%
--------------------------------------------------------------------------------------------------------------
Deposits                           130,544           119,336            11,208                   9.39%
--------------------------------------------------------------------------------------------------------------
Borrowings                          16,614            20,886            (4,272)                (20.45%)
--------------------------------------------------------------------------------------------------------------
Stockholders' Equity                23,886            23,977               (91)                  (.38%)
--------------------------------------------------------------------------------------------------------------
Interest Income                      2,537             2,209               328                  14.86%
--------------------------------------------------------------------------------------------------------------
Interest Expense                     1,390             1,167               223                  19.11%
--------------------------------------------------------------------------------------------------------------
Net Interest Income                  1,147             1,042               105                  10.09%
--------------------------------------------------------------------------------------------------------------
Provision for Loan Losses              116               216              (100)                (46.3%)
--------------------------------------------------------------------------------------------------------------
Noninterest Income                     122               105                17                  16.19%
--------------------------------------------------------------------------------------------------------------
Noninterest Expense                  1,185             1,115                70                   6.27%
--------------------------------------------------------------------------------------------------------------
Net Income (Loss)                      (23)              (99)               76                 (76.77%)
--------------------------------------------------------------------------------------------------------------
Net Interest Margin                   3.06%             3.00%              .06%                  2.00%
--------------------------------------------------------------------------------------------------------------
Yield on Loans                        7.29%             6.97%              .32%                  4.59%
--------------------------------------------------------------------------------------------------------------
Yield on Investments                  4.77%             4.56%              .21%                  4.60%
--------------------------------------------------------------------------------------------------------------
Cost of Deposits                      3.80%             3.49%              .31%                  8.88%
--------------------------------------------------------------------------------------------------------------
Cost of Borrowings                    4.71%             4.12%              .59%                 14.32%
--------------------------------------------------------------------------------------------------------------

Comparison of the Results of Operations for the Three Months Ended July 31, 2006
--------------------------------------------------------------------------------
and July 31, 2005
-----------------

         For the three months ended July 31, 2006 and 2005, net interest income after provision for loan losses totaled $1.0 million and $1.0 million, respectively. The average balance of interest-earning assets increased $30.4 million to $157.7 million for the three months ended July 31, 2006 as compared to $127.2 million for the three months ended July 31, 2005 but was offset by a decrease in the net interest margin of 43 basis points to 3.06% for the three months ended July 31, 2006 from 3.49% for the three months ended July 31, 2005. Management anticipates that the Company may continue to experience margin compression in the future as the current rate environment could result in interest-bearing liabilities, primarily certificates of deposit, repricing faster than interest-earning assets, primarily long term mortgage loans. The provision for loan losses increased $70.7 thousand to $116.1 thousand for the three months ended July 31, 2006 from $45.4 thousand for the three months ended July 31, 2005. The increase was primarily attributable to loan growth. Non-interest income was $121.6 thousand for the three months ended July 31, 2006 compared to $128.4 thousand for the three months ended July 31, 2005. Gains on the sale of investment securities were $21.8 thousand for the three months ended July 31, 2005. There were no gains on the sale of investment securities for the three months ended July 31, 2006. Earnings on bank-owned life insurance increased $8.0 thousand for the three months ended July 31, 2006 versus the same period of the prior year due to an additional purchase of $1.0 million. Non-interest expense increased $125.7 thousand to $1.2 million for the three months ended July 31, 2006 compared to $1.1 million for the three months ended July 31, 2005. The increase in non-interest expense was due to increases in compensation and employee benefits and occupancy and equipment costs of $240.9 thousand and $94.7 thousand, respectively, offset by a decrease in professional fees and other expense of $179.2 thousand and $22.2 thousand. The increase in compensation and employee benefits was due primarily to additions to staff including staff for the newly opened Roxborough and Ardmore, Pennsylvania banking offices and additions to staff in the lending area, payroll taxes and employee benefits expense. The increase in occupancy and equipment costs was due to an increase in depreciation, rent expense, utilities and maintenance expense related to the opening of the two new banking offices. The decrease in professional fees was due mainly to non-recurring legal expenses.

Comparison of the Results of Operations  for the Nine Months Ended July 31, 2006
--------------------------------------------------------------------------------
and July 31, 2005
-----------------

         For the nine months ended July 31, 2006 and 2005, net interest income after provision for loan losses totaled $2.9 million and $3.1 million, respectively. The average balance of interest-earning assets increased $26.5 million to $148.7 million for the nine months ended July 31, 2006 compared to $122.2 million for the nine months ended July 31, 2005 but was offset by a decrease in the net interest margin of 50 basis points to 3.04% for the nine months ended July 31, 2006 from 3.54% for the nine months ended July 31, 2005. Management anticipates that the Company may continue to experience margin compression in the future as the current rate environment could result in interest-bearing liabilities, primarily certificates of deposit, repricing faster than interest-earning assets, primarily long term mortgage loans. The provision for loan losses increased $271.8 thousand primarily due to an increase in classified assets, as well as loan growth. The increase in classified assets was primarily due to the downgrade of a $1.3 million loan for the construction of four residential condominium units located in Philadelphia. There can be no assurance that future additions to the provision for loan losses relating to this loan will not be necessary. Non-interest income decreased $28.2 thousand to $312.8 thousand for the nine months ended July 31, 2006 compared to $341.0 thousand for the nine months ended July 31, 2005 due mainly to a loss on the sale of investment securities available for sale of $23.7 thousand versus a gain on the sale of investment securities of $32.2 thousand in the same period of the prior year offset by an increase of $25.1 thousand in earnings on bank-owned life insurance. Non-interest expense increased $869.4 thousand to $3.5 million for the nine months ended July 31, 2006 compared to $2.6 million for the nine months ended July 31, 2005. The increase in non-interest expense was due to increases in compensation and employee benefits, occupancy and equipment costs, and other expense of $576.1 thousand, $238.2 thousand and $165.2 thousand, respectively offset somewhat by a decrease in professional fees of $103.3 thousand. The increase in compensation and employee benefits was due primarily to additions to staff including staff for the newly opened Roxborough and Ardmore, Pennsylvania banking offices and additions to the lending department, payroll taxes and employee benefits expense. The increase in occupancy and equipment costs was due to an increase in depreciation, rent expense, utilities and maintenance expense related to the opening of the two new banking offices. The increase in other expense was due mainly to increased advertising costs and marketing costs, telephone and information technology expense, and stationery and supplies expense. The decrease in professional fees was due to a decrease in accounting fees related to work performed for Sarbanes Oxley compliance and a decrease in legal fees due to non-recurring legal expenses.

Comparison of Financial Condition at July 31, 2006 and October 31, 2005
-----------------------------------------------------------------------

         Total assets increased $24.5 million to $172.0 million at July 31, 2006 as compared to $147.4 million at October 31, 2005. Investment securities decreased $4.4 million to $47.9 million at July 31, 2006 from $52.2 million at October 31, 2005 due mainly to $7.4 million in sales, maturities and repayments offset by $3.0 million in purchases. Net loans increased $23.8 million, or 28.2%, to $108.4 million at July 31, 2006 from $84.6 million at October 31, 2005. Deposits increased $43.1 million, or 49.4%, to $130.5 million at July 31, 2006 from $87.4 million at October 31, 2005. Borrowed money decreased $11.3 million, or 40.5%, to $16.6 million at July 31, 2006 from $27.9 million at October 31, 2005. Stockholders' equity decreased $7.2 million to $23.9 million at July 31, 2006 from $31.1 million at October 31, 2005 due mainly to the completion of the 10% stock repurchase plan announced in July 2005 and the 10% stock repurchase plan announced in January 2006. A total of 465,000 shares of common stock were repurchased at an average price of $14.04 excluding brokerage commissions. The decrease was also attributable to an increase in the accumulated other comprehensive loss of $457.7 thousand as a result of a decrease in the market value of the Company's investment portfolio due to rising market interest rates, the year to date net loss of $113.9 thousand and dividends paid of $197.4 thousand.

         SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with four Neighborhood Banking Offices serving South Philadelphia, Roxborough and Ardmore, Pennsylvania and Sewell, New Jersey.

         Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                               SE FINANCIAL CORP.

--------------------------------------------------------------------------------------------------------------------
Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)
                                                        Three Months Ended July 31,     Nine Months Ended July 31,
                                                        --------------------------    ------------------------------
                                                            2006           2005          2006                2005
                                                        -----------    -----------    -----------        -----------
  Interest income                                       $     2,537    $     1,823    $     6,871        $     5,151
  Interest expense                                            1,390            733          3,572              1,969
                                                        -----------    -----------    -----------        -----------
  Net interest income                                         1,147          1,090          3,299              3,182
  Provision for loan losses                                     116             45            368                 96
                                                        -----------    -----------    -----------        -----------
  Net interest income after provision for loan losses         1,031          1,045          2,931              3,086
  Noninterest income                                            122            128            313                341
  Noninterest expense                                         1,185          1,059          3,479              2,610
                                                        -----------    -----------    -----------        -----------
  (Loss) income before taxes                                    (32)           114           (235)               817
  Income tax (benefit) expense                                   (9)            25           (121)               252
                                                        -----------    -----------    -----------        -----------
  Net income (loss)                                     $       (23)   $       (89)   $      (114)       $       565
                                                        ===========    ===========    ===========        ===========

  Weighted average shares outstanding (1)                 1,896,994      2,386,086      2,027,592          2,384,036
  Earnings (loss) per share (1)                              ($0.01)         $0.04         ($0.06)             $0.24

---------------------------------------------------------------------------------------------------------------------

Performance Ratios (Unaudited)                              Three Months Ended July 31,   Nine Months Ended July 31,
                                                            ---------------------------   --------------------------
                                                               2006            2005           2006           2005
                                                               ----            ----           ----           ----
  Return on average assets (2)                                -0.05%           0.27%         -0.10%          0.59%
  Return on average equity (2)                                -0.39%           1.12%         -0.58%          2.38%
  Net interest margin on average interest earning assets (2)   3.06%           3.49%          3.04%          3.54%
---------------------------------------------------------------------------------------------------------------------

Selected Balance Sheet Data (Unaudited)
(Dollars in thousands except per share data)

                                                                      July 31,                    October 31,
                                                                        2006                         2005
                                                                     ----------                   -----------
   Assets                                                            $ 171,964                    $ 147,431
   Loan receivable, net                                                108,446                       84,602
   Cash and cash equivalents                                             3,413                        2,163
   Investment securities                                                47,853                       52,233
   Deposits                                                            130,544                       87,408
   FHLB borrowings                                                      16,614                       27,935
   Total stockholders' equity                                           23,886                       31,063
   Ending shares outstanding (1)                                     1,898,222                    2,352,169
   Book value per share (1)                                              12.58                        13.21
   Stockholders' equity to total assets                                  13.89%                       21.07%

---------------------------------------------------------------------------------------------------------------------

Asset Quality (Unaudited)
(Dollars in thousands)

                                                                       July 31,                    October 31,
                                                                         2006                         2005
                                                                      ----------                   -----------
        Non-performing assets (4)                                      $   256                      $    69
        Allowance for losses                                               859                          507
        Non-performing assets to total assets                             0.15%                        0.05%
        Allowance for losses to total loans                               0.79%                        0.60%
        Allowance for losses to non-performing assets                   335.55%                      734.78%

---------------------------------------------------------------------------------------------------------------------

(1) Shares outstanding does not include unreleased ESOP shares or shares held in the Stock Compensation Trust for purposes of the weighted average shares outstanding calculation and the ending shares outstanding calculation.
(2)  Annualized for the three and nine months ended July 31, 2006 and (2005.)
(3) The yield on municipal securities has been adjusted to a tax-equivalent basis.
(4)  Non-performing assets include non-accrual loans and real estate owned.